Kronos Bio Reports First-Quarter 2024 Financial Results

— $152.0 million cash runway into the second half of 2026 —

— A study update on KB-0742-1001 will be presented at the upcoming American Society of Clinical Oncology (ASCO); expansion cohorts at new dose schedule remain on track to open in Q3 2024 —

— KB-9558 remains on track with IND-enabling studies expected to complete in 2024 with first-in-human study anticipated to commence in the first half of 2025 —

SAN MATEO, Calif., and CAMBRIDGE, Mass., May 9, 2024 – Kronos Bio, Inc. (Nasdaq: KRON), a company dedicated to developing small molecule therapeutics that address cancers and other diseases driven by deregulated transcription, today reported recent business progress and financial results for the first-quarter of 2024.

“We have continued to make good progress towards our goals. We are looking forward to sharing a clinical update on the KB-0742 data to date at ASCO in June,” said Nobert Bischofberger, Ph.D., president and chief executive officer of Kronos Bio, Inc. “We expect to complete the IND-enabling studies for KB-9558 by the end of 2024 and expect to dose our first patients in the first half of 2025. Our collaboration with Genentech and our internal discovery programs continue to advance and we look forward to sharing our progress later this year.”

Recent Company News
•At the American Association for Cancer Research (AACR) Annual Meeting in April 2024, the Company presented three posters, including the first public presentation of data from its p300 program. The posters include:
◦p300 catalytic inhibition selectively targets IRF4 oncogenic activity in multiple myeloma (link to poster)
◦A dose escalation and cohort expansion study of the CDK9 inhibitor KB-0742 in relapsed, refractory and transcriptionally addicted solid tumors (link to poster)
◦KB-0742, an oral highly selective CDK9 inhibitor, demonstrates preclinical activity in transcription factor fusion driven adenoid cystic carcinoma patient-derived models (link to poster)

•The Company announced that they will be presenting updated study data from KB-0742-1001, the ongoing Phase 1/2 trial of KB-0742 at the upcoming American Society of Clinical Oncology (ASCO):
Title: Study update of the oral CDK9 inhibitor KB-0742 in relapsed or refractory transcriptionally addicted advanced solid tumors
Presenter: Brian A. Van Tine, M.D., Ph.D., Washington University in St. Louis
Abstract ID#: 3102
Poster Session: Developmental Therapeutics—Molecularly Targeted Agents and Tumor Biology
Location: Hall A, McCormick Place, Chicago, Illinois
Poster Board #: 247
Date and Time: Saturday, June 1, 2024, from 9:00 a.m. to 12:00 p.m. CDT

First Quarter 2024 Financial Highlights

•Cash, Cash Equivalents and Investments: With its ongoing and currently planned clinical programs and $152.0 million in cash, cash equivalents and investments as of March 31, 2024, the Company anticipates sufficient resources to fund its planned operations into the second half of 2026.

•R&D Expenses: Research and development expenses were $14.2 million for the first quarter of 2024, which includes non-cash stock-based compensation expense of $1.2 million.

•G&A Expenses: General and administrative expenses were $7.5 million for the first quarter of 2024, which includes non-cash stock-based compensation expense of $2.2 million.

•Impairment of Long-lived Assets and Restructuring: The Company incurred impairment of long-lived assets expense of $6.6 million for the first quarter of 2024. The Company also incurred restructuring expense of $6.2 million for the first quarter of 2024, which includes non-cash stock-based compensation of $4.4 million.

•Net Loss: Net loss for the first quarter of 2024 was $30.0 million, or $0.50 per share, including non-cash stock-based compensation expense of $7.7 million.

About Kronos Bio, Inc.

Kronos Bio, Inc (Nasdaq: KRON) is a clinical-stage company dedicated to developing small molecule therapeutics that address deregulated transcription, a hallmark of cancer and other diseases. Our proprietary discovery engine decodes complex transcription factor (TF) regulatory networks to identify druggable cofactors. We screen for and optimize small molecules that target these cofactors in a tumor-specific context. These efforts have yielded a preclinical pipeline along with two internally developed drug candidates. KB-0742 targets CDK9 to address MYC deregulation in solid tumors and KB-9558 targets p300 to address IRF4 dependence in multiple myeloma.

Kronos Bio is based in San Mateo, Calif., and has a research facility in Cambridge, Mass. For more information, visit https://www.kronosbio.com/ or follow the Company on LinkedIn.

Forward-Looking Statements

Statements in this press release that are not statements of historical fact are forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The press release, in some cases, uses terms such as “anticipate,” “believe,” “could,” “expect,” “plan,” “will,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding Kronos Bio’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, the next clinical update on KB-0742; our expected completion of IND-enabling studies and the timing thereof for KB-9558; our expected clinical trial for KB-9558 and the timeline for dosing the first patients; future pipeline development activities or outcomes; the potential of Kronos Bio’s product candidates; Kronos Bio’s expected cash runway; and other statements that are not historical fact. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including, without limitation: risks associated with changes to the assumptions underlying estimated expenses and savings; changes in the macroeconomic environment or competitive landscape that impact Kronos Bio’s business; risks associated with completing necessary preclinical studies and receiving regulatory clearance for, and enrolling, clinical trials; whether Kronos Bio will be able to progress its clinical trials on the timelines anticipated, including due to risks inherent in the clinical development of novel therapeutics; risks related to Kronos Bio’s limited experience as a company in conducting clinical trials; the risk that results of preclinical studies and early clinical trials (including preliminary results) are not necessarily predictive of future results; and risks associated with the sufficiency of Kronos Bio’s cash resources and need for additional capital. These and other risks are described in greater detail in Kronos Bio’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 21, 2024, and in its Quarterly Report on Form 10-Q for the quarter ended March 21, 2024, being filed with the SEC today. Any forward-looking statements that are made in this press release speak only as of the date of this press release and are based on management’s assumptions and estimates as of such date. Except as required by law, Kronos Bio assumes no obligation to update the forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Kronos Bio, Inc.
Condensed Statements of Operations and Comprehensive Loss
(in thousands, except per share amounts)
(Unaudited)

	Three months ended March 31,
	2024	2023
Revenue	$2,520	$1,221
Operating expenses:
Research and development	$14,222	$19,658
General and administrative	7,506	10,056
Impairment of long-lived assets and restructuring	12,786	—
Total operating expenses	34,514	29,714
Loss from operations	(31,994)	(28,493)
Other income (expense), net:
Interest and other expense, net	2,036	2255
Total other income (expense), net	2,036	2,255
Net loss	$(29,958)	$(26,238)
Other comprehensive loss:
Net unrealized loss on available-for-sale securities	(68)	432
Net comprehensive loss	$(30,026)	$(25,806)
Net loss per share, basic and diluted	$(0.50)	$(0.46)
Weighted average shares of common stock, basic and diluted	59,521	57,147

Kronos Bio, Inc.
Selected Balance Sheet Data
(in thousands)
(Unaudited)

	March 31, 2024	December 31, 2023
Cash, cash equivalents and investments	$151,984	$174,986
Total assets	182,979	213,279
Total liabilities	46,011	54,201
Total stockholders’ equity	136,968	159,078

Investor & Media Contact:
Margaux Bennett
Vice President, Corporate Development and Investor Relations, Kronos Bio
650-781-5026
mbennett@kronosbio.com